AT&T Reports Third-Quarter Results

Continued strong subscriber growth
◦708,000 postpaid phone net adds; 2.2 million-plus through the third quarter, expected to be industry best
◦338,000 AT&T Fiber net adds, second-best quarter ever; 11 straight quarters with more than 200,000 net adds

Subscriber additions driving revenue growth
◦Wireless service revenues up 5.6% — best growth in more than a decade
◦Broadband revenues up 6.1% driven by AT&T Fiber revenue growth of more than 30%

Network deployment on or ahead of schedule
◦Mid-band 5G spectrum covering 100 million people; updating end-of-year target to more than 130 million people
◦Ability to serve 18.5 million consumer locations in more than 100 U.S. metro areas with AT&T Fiber

Transformation supporting margin growth
◦On track to achieve more than $4 billion of the $6 billion in run-rate cost savings target by end of year

Third-Quarter Consolidated Results

•Revenues from continuing operations1 of $30.0 billion
•Diluted EPS from continuing operations of $0.792
•Adjusted EPS* from continuing operations of $0.68
•Cash from operating activities from continuing operations of $10.1 billion
•Capital expenditures from continuing operations of $5.9 billion; capital investment* from continuing operations of $6.8 billion
•Free cash flow* from continuing operations of $3.8 billion

Note: AT&T’s third-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, October 20, 2022. The webcast and related materials, including financial highlights, will be available on AT&T’s Investor Relations website at https://investors.att.com.

DALLAS, October 20, 2022 — AT&T Inc. (NYSE: T) reported third-quarter results that showed strong, sustained momentum in customer additions across its growing 5G wireless and fiber networks.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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“We’re investing at record levels to enhance our 5G and fiber connectivity and to deliver the best experience available in the market,” said John Stankey, AT&T CEO. “Our results show our strategy is resonating with customers as we continue to see robust levels of postpaid phone net adds and approach 1 million AT&T Fiber net adds for the year.

“Our disciplined go-to-market approach is helping drive healthy subscriber growth with high-quality customers. As a result, we now expect to achieve wireless service revenue growth in the upper end of the 4.5 percent to 5 percent range. We remain confident in our ability to achieve, or surpass, all our financial commitments for the year, while still investing to bring our customers the industry’s best services.”

Consolidated Financial Results
Revenues from continuing operations for the third quarter totaled $30.0 billion versus $31.3 billion in the year-ago quarter, down 4.1% reflecting the impact of the U.S. Video separation in July 2021. Excluding the impact of U.S. Video, operating revenues for standalone AT&T* were up 3.1%, from $29.1 billion in the year-ago quarter. This increase primarily reflects higher Mobility revenues, and to a lesser extent Consumer Wireline and Mexico, partly offset by lower Business Wireline revenues.

Operating expenses from continuing operations were $24.0 billion versus $25.1 billion in the year-ago quarter. The prior-year quarter included one month of U.S. Video results as well as 3G network shutdown costs. These declines were partially offset by increased Mobility costs, including wireless equipment from increased sales and mix of higher-priced smartphones.

Operating income from continuing operations was $6.0 billion versus $6.2 billion in the year-ago quarter. When adjusting for restructuring charges and certain other items, adjusted operating income* from continuing operations was $6.2 billion versus $6.4 billion in the year-ago quarter. When excluding the impacts of prior-year dispositions, standalone AT&T* adjusted operating income totaled $5.8 billion in the year-ago quarter.

Equity in net income (loss) of affiliates of $0.4 billion includes $0.4 billion from the DIRECTV investment. With adjustment for the proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment was $0.8 billion.*

Income from continuing operations was $6.3 billion versus $5.0 billion in the year-ago quarter. Diluted earnings per common share from continuing operations was $0.79 versus $0.63 in the year-ago quarter. Adjusting for ($0.11), which includes an actuarial gain on benefit plans, tax-related items, a proportionate share of intangible amortization from the DIRECTV equity method investment and other items, earnings per diluted common share from continuing operations was $0.68.* Adjusted earnings per diluted common share from continuing operations was $0.66* in the year-ago quarter. On a standalone AT&T* comparative basis, adjusted earnings per diluted common share was $0.62 in the year-ago quarter. We now expect our adjusted EPS* from continuing operations for the full year to be $2.50 or higher.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Cash from operating activities from continuing operations was $10.1 billion, up $0.8 billion year over year. Capital expenditures from continuing operations were $5.9 billion in the quarter, up $1.5 billion year over year. Capital investment* from continuing operations, which includes $0.9 billion of cash payments for vendor financing, totaled $6.8 billion.

Free cash flow* from continuing operations was $3.8 billion for the quarter. At the end of the third quarter, net debt was $131.1 billion with net debt-to-adjusted EBITDA of 3.22x.*

Communications Operational Highlights

Third-quarter revenues were $29.1 billion, up 3.2% year over year primarily due to increases in Mobility and, to a lesser extent, Consumer Wireline, which more than offset a decline in Business Wireline. Operating income was $7.6 billion, up 6.5% year over year, with operating income margin of 26.2%, compared to 25.4% in the year-ago quarter. Operating income in the quarter reflects the lower costs associated with a third-quarter 2022 retirement benefit plan change of about $115 million, with about $50 million for Business Wireline, $40 million for Consumer Wireline and $20 million for Mobility.

Mobility
•Revenues were up 6.0% year over year to $20.3 billion due to higher service and equipment revenues. Service revenues were $15.3 billion, up 5.6% year over year, primarily driven by subscriber and postpaid ARPU growth. Equipment revenues were $4.9 billion, up 7.2% year over year, driven by increased sales and mix of higher-priced smartphones.
•Operating expenses were $13.9 billion, up 5.4% year over year due to higher equipment costs, higher bad debt expense, higher sales costs, increased amortization of customer acquisition costs, higher network costs and the elimination of CAF II government credits, partly offset by the absence of 3G network shutdown costs versus the third quarter of 2021.
•Operating income was $6.4 billion, up 7.2% year over year. Operating income margin was 31.7%, compared to 31.3% in the year-ago quarter.
•EBITDA* was $8.5 billion, up 5.5% year over year with EBITDA margin* of 41.7%, down from 41.9% a year ago. EBITDA service margin* was 55.2%, consistent with the year-ago quarter.
•Total wireless net adds were 7.1 million including:
◦964,000 postpaid net adds with:
◦708,000 postpaid phone net adds
◦26,000 postpaid tablet and other branded computing device net adds
◦230,000 other net adds
◦108,000 prepaid phone net adds
•Postpaid churn was 1.01% versus 0.92% in the year-ago quarter.
•Postpaid phone churn was 0.84% versus 0.72% in the year-ago quarter, due to a return to pre-pandemic consumer behavior as well as recent pricing actions.
•Prepaid churn was less than 3%, with Cricket substantially lower.
•Postpaid phone-only ARPU was $55.67, up 2.4% versus the year-ago quarter, due to pricing actions, higher international roaming and a mix shift to higher-priced unlimited plans.

•Internet of Things (IoT) connections, including wholesale, have now reached more than 100 million. AT&T is an industry leader in IoT and is the first U.S. carrier to achieve this
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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milestone. It also added more than 1 million connected cars to its network for the 30th consecutive quarter.
•FirstNet® connections reached approximately 4 million across more than 23,000 agencies. FirstNet is the nationwide communications platform dedicated to public safety. The AT&T and FirstNet networks cover more than 99% of the U.S. population, and FirstNet covers more first responders than any other network in America.

Business Wireline
•Revenues were $5.7 billion, down 4.5% year over year due to lower demand for legacy voice and data services and product simplification, partly offset by growth in connectivity services. Additionally, lower revenues from the government sector contributed to the year-over-year decline. The quarter also included approximately $100 million in revenues from intellectual property sales, an increase of about $80 million year over year.
•Operating expenses were $4.8 billion, down 3.0% year over year due to ongoing operational cost efficiencies, lower costs associated with a retirement benefit plan change and lower amortization of deferred fulfillment costs, partly offset by higher depreciation expense and higher wholesale network access costs.
•Operating income was $882 million, down 12.0%, with operating income margin of 15.6% compared to 16.9% in the year-ago quarter.
•EBITDA* was $2.2 billion, down 3.6% year over year with EBITDA margin* of 39.2%, compared to 38.8% in the year-ago quarter. Third-quarter 2022 EBITDA margin included the impacts from intellectual property sales and a retirement benefit plan change.
•AT&T Business serves the largest global companies, government agencies and small businesses. More than 675,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to approximately 3 million U.S. business customer locations. Nationwide, more than 9.5 million business customer locations are on or within 1,000 feet of our fiber.3

Consumer Wireline
•Revenues were $3.2 billion, up 1.4% year over year due to gains in broadband more than offsetting declines in legacy voice and data and other services. Broadband revenues increased 6.1% due to fiber growth of more than 30%, partly offset by non-fiber revenue declines of approximately 12%.
•Operating expenses were $2.9 billion, down 3.6% year over year due to lower network and customer costs, lower employee-related costs, including lower costs associated with a retirement benefit plan change, lower HBO Max licensing fees and lower amortization of deferred fulfillment costs, partly offset by the elimination of CAF II government credits, higher depreciation expense and higher bad debt expense.
•Operating income was $330 million, up 84.4% year over year with operating income margin of 10.4%, compared to 5.7% in the year-ago quarter.
•EBITDA* was $1.1 billion, up 18.4% year over year with EBITDA margin* of 35.5%, up from 30.4% in the year-ago quarter.
•Total broadband losses, excluding DSL, were 29,000, reflecting AT&T Fiber net adds of 338,000, more than offset by losses in non-fiber services. AT&T Fiber now has the ability to serve 18.5 million customer locations, and offers symmetrical speeds up to 5-Gigs across parts of its entire footprint of more than 100 metro areas.

Latin America - Mexico Operational Highlights4
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Revenues were $785 million, up 8.4% year over year primarily due to growth in service revenues. Service revenues were $559 million, up 20.7% year over year, driven by growth in wholesale revenue and subscribers. Equipment revenues were $226 million, down 13.4% year over year due to lower sales.

Operating loss was ($63) million compared to ($130) million in the year-ago quarter. EBITDA* was $101 million compared to $27 million in the year-ago quarter.

Total wireless net adds were 298,000, including 267,000 prepaid net adds, 19,000 postpaid net adds and 12,000 reseller net adds.

FirstNet and the FirstNet logo are registered trademarks and service marks of the First Responder Network Authority. All other marks are the property of their respective owners.

1With the closing of the WarnerMedia transaction in April 2022, historical financial results have been recast to present WarnerMedia and other divested businesses, including Vrio, Xandr and Playdemic, as discontinued operations. Consolidated results reflect AT&T’s remaining continuing operations, which include U.S. video and certain other dispositions in the prior year.

2Diluted Earnings per Common Share from continuing operations is calculated using Income from continuing operations, less Net Income Attributable to Noncontrolling Interest and Preferred Stock Dividends, divided by the weighted average diluted common shares outstanding for the period.

3 The approximately 3 million U.S. business customer locations are included within the 9.5+ million U.S. business customer locations on or within 1,000 feet of our fiber.

4 Latin America segment results have been recast to classify Vrio as a discontinued operation. Segment results consist solely of AT&T Mexico operations.

About AT&T
We help more than 100 million U.S. families, friends and neighbors connect in meaningful ways every day. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

Non-GAAP Measures and Reconciliations to GAAP Measures
Schedules and reconciliations of non-GAAP financial measures cited in this document to the most directly comparable financial measures under generally accepted accounting principles (GAAP) can be found at https://investors.att.com and in our Form 8-K dated October 20, 2022. Free cash flow, EBITDA, adjusted operating income and net debt to adjusted EBITDA are non-GAAP financial measures frequently used by investors and credit rating agencies.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Adjusted diluted EPS from continuing operations includes adjusting items to revenues and costs that we consider non-operational in nature, including items arising from asset acquisitions or dispositions. We adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

For 3Q22, Adjusted EPS from continuing operations of $0.68 is Diluted EPS from continuing operations of $0.79 adjusted for $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.06 benefit-related, transaction and other costs, $0.02 dilutive impact of Accounting Standards Update (ASU) No. 2020-06, and $0.01 restructuring charges, minus $0.14 actuarial gain on benefit plans and $0.10 tax-related items.

For 3Q21, Adjusted EPS from continuing operations of $0.66 is Diluted EPS from continuing operations of $0.63 adjusted for $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.01 asset impairment, $0.01 of benefit-related, transaction and other costs, and $0.01 dilutive impact of ASU No. 2020-06, minus $0.04 actuarial gain on benefit plans.

The company expects adjustments to 2022 reported diluted EPS from continuing operations to include the proportionate share of intangible amortization at the DIRECTV equity method investment in the range of $1.5 billion, a non-cash mark-to-market benefit plan gain/loss, and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our projected 2022 Adjusted EPS from continuing operations depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.

Capital investment from continuing operations is a non-GAAP financial measure that provides an additional view of cash paid for capital investment to provide a comprehensive view of cash used to invest in our networks, product developments and support systems. In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. Capital investment from continuing operations includes capital expenditures from continuing operations and cash paid for vendor financing ($0.9 billion in 3Q22).

Free cash flow from continuing operations for 3Q22 of $3.8 billion is cash from operating activities from continuing operations of $10.1 billion, plus cash distributions from DIRECTV classified as investing activities of $0.6 billion, minus capital expenditures from continuing operations of $5.9 billion and cash paid for vendor financing of $0.9 billion.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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For 3Q21, free cash flow from continuing operations of $3.8 billion is cash from operating activities from continuing operations of $9.3 billion, minus capital expenditures from continuing operations of $4.5 billion and cash paid for vendor financing of $1.0 billion.

EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues. EBITDA service margin is Operating Income before depreciation and amortization, divided by total service revenues.

Standalone AT&T results reflect the historical operating results of the company presented as continuing operations, and also excludes U.S. Video and other 2021 dispositions included in Corporate and Other. Standalone AT&T results are presented to provide 3Q21 results that are comparable to 3Q22 continuing operations financial data. For the current and future quarters, standalone AT&T is the same as continuing operations. See our Form 8-K dated October 20, 2022, for further discussion and information.

Operating Revenues of standalone AT&T for 3Q21 of $29.1 billion is calculated as Operating Revenues from continuing operations of $31.3 billion less revenues of $2.2 billion from U.S. Video and other divested businesses.

Adjusted Operating Income of standalone AT&T for 3Q21 of $5.8 billion is calculated as Adjusted Operating Income from continuing operations of $6.4 billion less $0.6 billion from U.S. Video and other divested businesses, including a comparative adjustment applied to prior periods for estimated DIRECTV-related retained costs. After the 3Q21 DIRECTV transaction, we expect to retain incurred operations and support costs and depreciation of network infrastructure, that provides both U-verse video and broadband services to customers. Approximately 60% of these costs will be received from DIRECTV through transition service agreements and commercial arrangements.

Standalone AT&T Adjusted EPS for 3Q21 of $0.62 is calculated as Adjusted EPS from continuing operations of $0.66 less $0.04 of adjustments to exclude Operating Income of U.S. Video (including estimated retained costs) and other dispositions, and include our estimate of equity in net income from DIRECTV investment.

Adjusted Operating Income from continuing operations is Operating Income from continuing operations adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. For 3Q22, Adjusted Operating Income from continuing operations of $6.2 billion is calculated as Operating Income from continuing operations of $6.0 billion plus $0.2 billion of adjustments. For 3Q21, Adjusted Operating Income from continuing operations of $6.4 billion is calculated as Operating Income from continuing operations of $6.2 billion plus $137 million of adjustments. Adjustments for both years are detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated October 20, 2022.

Adjusted Equity in Net Income from DIRECTV investment of $0.8 billion is calculated as equity income from DIRECTV of $0.4 billion reported in Equity in Net Income (Loss) of Affiliates and excludes $0.4 billion of AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt of $131.1 billion (Total Debt of $133.5 billion at September 30, 2022, less Cash and Cash Equivalents of $2.4 billion) by the sum of the most recent four quarters of Adjusted EBITDA from continuing operations of $40.7 billion ($9.5 billion for December 31, 2021; $10.2 billion for March 31, 2022; $10.3 billion for June 30, 2022 and $10.7 billion for September 30, 2022).

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: (214) 912-8541
Email: fletcher.cook@att.com

Brittany Siwald
AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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